UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Airgas, Inc.

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Interoffice Memo

Airgas, Inc 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 (610) 687-5253 Fax: (610) 687-1052 http://www.airgas.com

To:	All Airgas Associates
From:	Peter McCausland
Date:	September 23, 2010
Subject:	Update Following the Annual Meeting

I continue to hear from our customers that we are doing a fantastic job in meeting their needs, including many comments about the role we play as their business partner, not just their supplier. This week we announced a three-year contract extension with Boeing, representing an impressive $19 million in sales of safety products per year. Last week, we announced a new contract with Hemlock Semiconductor to build an Air Separation Unit in Clarksville, Tennessee – a great win for the Airgas Merchant Gases team and a clear sign that we are strong competitors in the U.S. tonnage and merchant bulk business. Both wins are evidence that the Airgas customer-centric, team-selling approach is a tremendous advantage for us in the marketplace, which is no surprise to me.

As we continue to move forward, I want to provide you with some updates following last week’s Annual Meeting of Stockholders.

•

The Board has named John C. van Roden, Jr. as Chairman. Mr. van Roden has served as an Airgas director since October 2006 and brings over 20 years of experience in strategic and financial management from his senior leadership positions at P.H. Glatfelter, Conectiv and Lukens.

•

The results of the stockholder vote at our Annual Meeting have now been certified by the independent Inspector of Elections. Accordingly, John P. Clancey, Robert L. Lumpkins and Ted B. Miller, Jr. have joined the Airgas Board.

•	The Board has unanimously reappointed me to serve as a director.

Although our new directors were originally nominated to stand for election to our Board by Air Products, like all Board members, they have fiduciary duties to all Airgas stockholders. These duties do not allow them to act in Air Products’ interests, or in affiliation with Air Products. Our Board looks forward to working with the new directors to protect and enhance value for all Airgas stockholders.

The Inspector of Elections’ certified results show that less than 50% of all outstanding shares voted in favor of Air Products’ By-Law Amendment proposal to require that a Meeting of Stockholders be held on January 18, 2011. Of the votes cast, a slim majority voted in favor of the proposal, and Air Products contends that only a majority of votes cast were required to pass the proposal. As we’ve previously communicated, we believe this proposal is invalid under both Delaware law and Airgas’ Certificate of Incorporation. We also believe that passage of the proposal required the affirmative vote of 67% (2/3) of the shares entitled to vote, and therefore it has not been approved by stockholders. Airgas has filed suit in the Delaware Chancery Court to invalidate the proposed By-Law Amendment, and court hearings on the matter are scheduled to begin the week of October 4th.

Due to the outcome of the vote, we are no longer committed to calling a Special Meeting of Stockholders in June.

Throughout this process, I have been continually impressed by your steadfast resolve and commitment to serving our customers. Not only does your hard work and dedication to our customers enable Airgas to consistently deliver outstanding financial and operational results, it also positions you to thrive as our business grows. I have never been more proud of our great team of Airgas associates, and I look forward to achieving continued success together.

On a personal level, I would like to thank the many Airgas associates who have sent emails to me expressing their support of our efforts to protect and enhance shareholder value. Your support means a tremendous amount to me and is very much appreciated.

Sincerely,

Peter McCausland

Chief Executive Officer

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

Airgas has filed a definitive proxy statement on Schedule 14A with the SEC on July 23, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. Airgas may file an additional proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2010, which was filed with the SEC on May 27, 2010, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed since the amounts printed in the proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.